UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 9, 2014
(Date of earliest event reported)

ZENTRIC, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

Unit C2, 802 Southdown Road,
Mississauga, Ontario, Canada, L5J 2Y4
(Address of Principal Executive Offices)

(416) 245-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 3, 2014, the board of directors has approved the issuance of Class A-Super Voting Preferred Stock of the 60,000,000 preferred blank check stock authorized having the rights, privileges and features as follows:

o	Class of Preferred Stock:	Class A-Super Voting Preferred Stock

o	Number of Class A-
Super Voting Preferred Stock Created:	6,000,000

o	Voting Rights:	100 votes per share voting with common holders as a group

o	Conversion Rights:	Holder will have the right to convert each share into one (1) of common stock of the Corporation

o	Other Rights:	None

The Board of Directors authorized, Mr. Jeffrey Mak, the Corporation’s Chief Executive Officer and Chief Financial Officer, waiving and forgoing his annual salary for fiscal 2014 in the amount of $117,600 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Corporation, the issuance of 4,000,000 shares of the Class A-Super Voting Preferred Stock to the Corporation’s Chief Executive Officer and Chief Financial Officer, Mr. Jeffrey Mak. This will give Jeff Mak a voting control as of 65.7% of the total vote of the Company as of the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zentric, Inc.

Dated: July 9, 2014	By:	/s/ Jeff Mak
Jeff Mak,
CEO

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